Exhibit 1.01

Shopping.com Ltd.

Ordinary Shares

(NIS 0.01 per share)

Underwriting Agreement

[                   ], 2004

Goldman, Sachs & Co.

Credit Suisse First Boston LLC

Deutsche Bank Securities, Inc.

Piper Jaffray & Co.

As representatives of the several Underwriters

named in Schedule I hereto,

c/o Goldman, Sachs & Co.,

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

Shopping.com Ltd., an Israeli company (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [            ] ordinary shares, NIS 0.01 par value, (“Ordinary Shares”) and, at the election of the Underwriters, up to 1,030,674 additional Ordinary Shares of the Company and the shareholders of the Company named in Schedule II hereto (the “Selling Shareholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of [            ] Ordinary Shares. The aggregate of 6,871,160 Ordinary Shares to be sold by the Company and the Selling Shareholders is herein called the “Firm Shares” and the aggregate of 1,030,674 additional Ordinary Shares to be sold by the Company is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

1. (a) Each of the Company, Shopping.com, Inc., a Delaware corporation (“Shopping.com, Inc.”) and Shopping.com (California), Inc., a Delaware corporation (“Shopping.com (California), Inc.”), jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S-1 (File No. 333-113846) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other

Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus.”

(ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Shareholder expressly for use in the preparation of the answers therein to Items 7 and 11(l) of Form S-1.

(iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Shareholder expressly for use in the preparation of the answers therein to Items 7 and 11(l) of Form S-1.

(iv) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the share capital, other than the issuance of ordinary shares upon the exercise of outstanding options and warrants, to the extent set forth or contemplated in the Prospectus, or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

(v) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or such as do not, has not and will not have, individually or in the aggregate, a material adverse effect on the business, prospects, properties, operations, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(vi) The Company has been duly incorporated and is validly existing as a corporation under the laws of Israel, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, and each subsidiary of the Company, including, without limitation, Shopping.com, Inc. and Shopping.com (California), Inc., has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, except where the failure to be so qualified or in good standing has not had, does not have and will not have, individually or in the aggregate, a Material Adverse Effect.

(vii) As of the date hereof the Company has, and as of the Closing Date the Company will have, an authorized capitalization as set forth in the Prospectus and contemplated under the caption “Capitalization”, and all of the issued shares of capital stock of the Company (including, without limitation, the Shares to be sold hereunder by any Selling Shareholder) have been and will have been duly and validly authorized and issued, are and will be fully paid and non-assessable and conform and will conform to the description of the Ordinary Shares contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been and will have been duly and validly authorized and issued, are and will be fully paid and non-assessable and (except for directors’ qualifying shares) are and will be owned directly by the Company, free and clear of all liens, encumbrances, equities or claims. No person is entitled to preemptive or other rights to subscribe for any Shares; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert or exchange any obligation or securities for, shares or ownership interests in the Company or any subsidiary are outstanding.

(viii) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Ordinary Shares contained in the Prospectus.

(ix) The issue and sale of Shares to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated, (a) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in a lien, encumbrance or charge to the Company or any of its assets, property or subsidiaries, under the provisions of the Memorandum of Association or Articles of Association of the Company or any subsidiary, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor (b) result in any violation of the provisions of (A) the Memorandum of Association or Articles of Association of the Company or (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required to be obtained or filed by the Company for the performance of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement, including, without limitation, the issue and sale of the Shares, and for each Selling Shareholder to sell Shares, except for (x) the registration under the Act of the Shares, (y) such consents, approvals, authorizations, registrations or qualifications as may be required under the bylaws, rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”) or United States non-federal state securities (“Blue Sky”) laws or foreign securities laws (other than the laws of the State of Israel and the United Kingdom (assuming that the Underwriters (i) will not sell Shares in the State of Israel to more than 35 persons who are not exempt persons under Section 15A(b) of the Israeli Securities Law - 1968, and (ii) have and will comply with the restrictions set forth in the thirteenth paragraph under “Underwriting” in the Prospectus) and the federal laws of the United States) in connection with the purchase and distribution of the Shares by the Underwriters, and (z) conflicts, breaches, violations or defaults (other than any relating to the Memorandum of Association or Articles of Association of the Company) as will not materially and adversely affect the performance by the Company of its obligations under this Agreement, the consummation of the transactions contemplated by this Agreement, or have a Material Adverse Effect or impair the validity or enforceability of this Agreement.

(x) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) or pursuant to applicable law.

(xi) Neither the Company nor any of its subsidiaries is (a) in violation of its organizational documents or (b) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, with respect to (b) only, where such default has not had, does not have and will not have, a Material Adverse Effect.

(xii) The statements set forth in the Prospectus under the caption “Description of Ordinary Shares”, insofar as they purport to constitute a summary of the terms of the Ordinary Shares, under the caption “Risk Factors - Risks Related to Our Business - Non-Israeli tax authorities may tax some or all of Shopping.com Ltd.’s income, which would adversely affect our earnings ”, “Management - Board of Directors and Other Corporate Governance Matters”, “Management - Approval of Related Party Transactions under Israeli Law,” “Shares Eligible For Future Sale”, “Material United States Federal Income Tax Considerations”, “Israeli Taxation and Government Programs”, “Enforceability of Civil Liabilities”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

(xiii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(xiv) Neither the Company nor any of its subsidiaries is and, after giving effect to the offer and sale of the Shares, will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xv) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

(xvi) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries for the 2003 audit year, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

(xvii) Kesselman & Kesselman - PricewaterhouseCoopers Israel, who have certified certain financial statements of the Company and its subsidiaries for the audit years 2001 and 2002, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

(xviii) No stamp or other issuance or transfer taxes or duties and capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Israel, the United States, any state, or any political subdivision thereof, or any taxing authority in any jurisdiction, in connection with the sale or issuance of any Shares, except for (i) the Israeli stamp taxes applicable to the issuance of the Shares to be sold by the Company under this Agreement (which will be paid by the Company at the Closing Date, or immediately after the Closing Date, to the extent required by, and in accordance with, Israeli law) and (ii) any New York State stock transfer tax payable upon the sale and delivery of the Shares by the Selling Shareholders to the Underwriters (which will be paid by the applicable Selling Shareholder at the Closing Date, or immediately after the Closing Date, to the extent required by, and in accordance with, New York State law).

(xix) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) and except where the failure to make such filings, individually or in the aggregate, has not had, and will not have, a Material Adverse Effect and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) and except where the failure to make such payment, individually or in the aggregate, has not had, does not have and will not have, a Material Adverse Effect.

(xx) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state or local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), except where such failure to comply, individually or in the aggregate, has not had, and will not have, a Material Adverse Effect, (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct their respective business activities except where such failure, individually or in the aggregate, has not had, and will not have, a Material Adverse Effect and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such failure to comply, individually or in the aggregate, has not had, and will not have, a Material Adverse Effect.

(xxi) The Company and its subsidiaries own or have valid, binding and enforceable licenses or other rights to use any material patents, trademarks, trade names, service marks, service names, copyrights and other proprietary intellectual property rights (“Intellectual Property”) necessary to conduct the business of the Company in the manner in which it is being conducted as described in the Prospectus; no valid United States, Israeli or foreign patent is, or to the knowledge of the Company would be, infringed by the activities of the Company, except as has not had, and will not have, a Material Adverse Effect; there are no actions, suits or judicial proceedings pending relating to patents or proprietary information to which the Company is a party or of which any property of the Company is subject, and, to the knowledge of the Company, no actions, suits or judicial proceedings are threatened by governmental authorities or, except as set forth in the Prospectus, others, in each case except as has not had, and will not have, a Material Adverse Effect; except as set forth in the Prospectus or as has not had, and will not have, a Material Adverse Effect, the Company is not aware of any claim by others that the Company is infringing or otherwise violating the Intellectual Property of others and is not aware of any rights of third parties to any of the Company’s patent applications, licensed patents or licenses which could affect materially the use thereof by the Company.

(xxii) The Company and its subsidiaries have all necessary consents, licenses, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local, foreign and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use their properties and assets and to conduct their business in the manner in which it is described or contemplated in the Prospectus, in each case except where the failure to obtain such consents, licenses, authorizations, approvals, orders, certificates, permits, declarations and filings, individually or in the aggregate, has not had, and will not have, a Material Adverse Effect.

(xxiii) The Company carries, or is covered by, insurance as is customary for companies similarly situated and engaged in similar businesses in similar industries.

(xxiv) There are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right to require the Company or any of its subsidiaries to file a registration statement under the Act with respect to any securities of the Company or any of its subsidiaries or to include any securities of the Company or any of its subsidiaries with the Shares registered pursuant to the Registration Statement, except as otherwise disclosed in the Prospectus.

(xxv) There are no contracts or other documents which are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement by the Act which are not so described or filed.

(xxvi) The Company is in compliance, in all material respects, with the labor and employment laws and collective bargaining agreements applicable to its employees in Israel.

(xxvii) Each of the Company and its subsidiaries and any “plan” (as defined in Section 3(3) of United States Employee Retirement Income Security Act of 1974 (“ERISA”)) in which employees of the Company and its subsidiaries are eligible to participate is in compliance in all material respects with the presently applicable provisions of ERISA and the regulations and published interpretations thereunder. Neither the Company nor any of its subsidiaries has, at any time, maintained, contributed to, or had any obligation to contribute to, or has any liability (fixed or contingent) with respect to, any plan subject to Title IV of ERISA or to the funding requirements of Section 412 of the United States Internal Revenue Code including any plan which constituted a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA or any plan subject to Sections 4063 or 4064 of ERISA (“multiple employer plan”).

(xxviii) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which might be expected to have a Material Adverse Effect.

(xxix) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxx) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”).

(xxxi) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries have conducted their business in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonable expected to continue to ensure, continued compliance therewith.

(xxxii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statues of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxiii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by the OFAC.

(xxxiv) Shopping.com, Inc., Shopping.com (California), Inc., DealTime (UK) Limited and DealTime (Europe) B.V. are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X promulgated under the Act.

(xxxv) The Company is not, and does not believe that, upon consummation of the transactions contemplated hereby and the application of the proceeds as described in the Registration Statement under the caption “Use of Proceeds,” it will become, a passive foreign investment company as defined in Section 1296 of the Internal Revenue Code of 1986, as amended.

(xxxvi) The Company is in compliance with all conditions and requirements stipulated by the instruments of approval entitling it or any of its operations to the status of “Approved Enterprise” under Israeli law and by Israeli laws and regulations relating to such Approved Enterprise status. All information supplied by the Company with respect to such applications was true, correct and complete in all material respects when supplied to the appropriate authorities.

(xxxvii) Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the State of Israel.

(xxxviii) As of the date hereof, the Company owns each of the trademarks listed on schedule              hereto, which schedule is a list of all of the trademarks owned by the Company. All of the patent applications filed by the Company or any of its subsidiaries is on schedule              hereto.

(xxxix) Prior to the Time of Delivery, the Company’s Articles of Association will have been duly amended to permit the issuance of the Shares by the Company and the sale of Shares by each Selling Shareholder, in each case as contemplated hereunder.

(xl) All action to be taken by the Company’s shareholders, its board of directors, and any other corporate action, including without limitation, amending the Company’s Articles of Association, necessary for the Selling Shareholders to have full right, power and authority to enter into this Agreement, the Power of Attorney, and the Lock-Up Agreement and to consummate the transactions herein contemplated and perform their obligations hereunder and thereunder, have been properly taken.

(xli) As of the date hereof, each of the Selling Shareholders is the record holder in the Company’s share registry of, and in the case of preferred shares of the Company that number of preferred shares as would, after conversion as described in the Prospectus of such preferred shares into Shares, equal, at least that number of Shares of the Company opposite such Shareholder’s name as set forth on Schedule II hereto; and as of the First Time of Delivery, each of the Selling Shareholders will be the record holder in the Company’s share registry of at least that number of Shares opposite such Shareholder’s name as set forth on Schedule II hereto; and, except for notice received by the Company on April 23, 2004, attached as Exhibit      hereto, that a lien had been placed on the 321,230 Ordinary Shares owned by R.S.T. Hi-Tech Consulting Ltd. and notice received by the Company on June 8, 2004, attached as Exhibit      hereto, that on May 30, 2004 a receiver had been appointed with respect to such Ordinary Shares, the Company is not aware of, and has not received any notice of, any adverse claim relating to any Shares. No adverse claim has been recorded against any capital stock of the Company in the Company’s share registry. All recordations in the Company’s share registry have been made in compliance with applicable law.

(b) Each of the Selling Shareholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and the Power of Attorney hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained (provided, however, that this paragraph does not address bylaws, rules and regulations of the NASD or Blue Sky laws and foreign securities laws (other than the securities and corporate laws of the State of Israel) the laws of such Selling Shareholder’s jurisdiction of organization or incorporation, as the case may be, and the federal laws of the United States in connection with the purchase and distribution of the Shares); and such Selling Shareholder has full right, power and authority to (x) enter into this Agreement, the Power of Attorney, and the Lock-Up Agreement (as defined below) executed by such Selling Shareholder, and (y) to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder.

(ii) The sale of the Shares to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with all of the provisions of this Agreement and the Power of Attorney and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the certificate of formation, partnership agreement, by-laws, memorandum of association, articles of association, limited liability company operating agreement or similar instruments or agreements of organization of such Selling Shareholder, as applicable, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such

Selling Shareholder or the property of such Selling Shareholder, including without limitation, the Israeli Securities Law - 1968 and the rules and regulations promulgated thereunder, except for conflicts, breaches, violations or defaults (other than relating to such Shareholder’s certificate of formation, partnership agreement, by-laws, memorandum of association, articles of association, limited liability company operating agreement, or similar instruments or agreements of organization of such Selling Shareholder, as applicable) as will not materially and adversely affect the performance by the Selling Shareholder of its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement; provided, however, that this paragraph (ii) does not address the Blue Sky laws of the various states of the United States in connection with the offering and sale of the Shares.

(iii) As of the date hereof, to the extent such Selling Shareholder is agreeing in this Agreement to sell Shares to be received in the conversion described in the Prospectus of preferred shares of the Company into Shares, such Selling Shareholder has good and valid title to such preferred shares, free and clear of all liens, encumbrances, equities or claims, except for the interests of the Underwriters in such Shares pursuant to this Agreement; and, as of the date hereof, if such Selling Shareholder is agreeing in this Agreement to sell Shares not to be received upon such conversion, such Selling Shareholder has good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims or notice thereof, except for the interests of the Underwriters in such Shares pursuant to this Agreement. Immediately prior to the First Time of Delivery (as defined in Section 4 hereof), such Selling Shareholder will have, good and valid title to the Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims, except for the interests of the Underwriters in such Shares pursuant to this Agreement; provided, however this representation does not address title of record holder of such Shares in the Company’s share registry, and, upon delivery of such Shares, in accordance with this Agreement, recordation of such delivery in the share registry of the Company and payment by the Underwriters of the purchase price therefor as herein contemplated, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters (or any third party on their behalf).

(iv) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(v) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, such Preliminary Prospectus and the Registration

Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(vi) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(vii) Each such Selling Shareholder has duly executed and delivered to you a Lock-Up Agreement, in the form attached as Exhibit      hereto (the “Lock-Up Agreement”).

(viii) Each such Selling Shareholder has duly executed and delivered to you a Letter of Transmittal and Custody Agreement, in the form attached as Exhibit      hereto (the “Custody Agreement”).

(ix) Each such Selling Shareholder has duly executed and delivered to you a Shareholder Irrevocable Election to Sell, in the form attached as Exhibit      hereto (the “Election to Sell”).

(x) Each such Selling Shareholder has duly executed and delivered an Irrevocable Power of Attorney, in the form attached as Exhibit      hereto (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Shareholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement.

(xi) The Shares held by such Selling Shareholder and to be sold hereunder are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Shareholder for the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Shareholders in accordance with the terms and conditions of this Agreement; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Attorneys-in-Fact, shall have received notice of such death, incapacity, termination, dissolution or other event.

2. Subject to the terms and conditions herein set forth, the Company and each of the Selling Shareholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at a purchase price per share of $[            ], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by the Company and each of the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Shareholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company and each of the Selling Shareholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 1,030,674 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Underwriters to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Underwriters but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. The several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior notice to the Company and the Selling Shareholders shall be delivered by or on behalf of the Company and the Selling Shareholders to Goldman, Sachs & Co., through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company, as their interests may appear, to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [            ], 2004 or such other time and date as Goldman, Sachs & Co. and, the Company and the Selling Shareholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co., the Company and the Selling Shareholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(a) hereof, will be delivered at the offices of Fenwick & West LLP, Silicon Valley Center, 801 California St., Mountain View, California 94041 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offer and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(c) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares or any such substantially similar securities (other than pursuant to employee stock option and stock purchase plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent.

(f) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act.

(g) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

(h) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission).

(i) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner described in the Prospectus under the caption “Use of Proceeds.”

(j) To use its best efforts to list for quotation the Shares on the National Association of Securities Dealers Automated Quotations National Market System (“NASDAQ”).

(k) To file with the Commission such information on Form 10-Q and Form 10-K as may be required by Rule 463 under the Act.

(l) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

(m) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(n) To make all requisite filings, within the time periods prescribed therefor, with governmental entities, including, without limitation, the Israeli Registrar of Companies, in connection with the transactions contemplated by this Agreement.

6. Each of the Company, Shopping.com, Inc. and Shopping.com (California, Inc.) jointly and severally covenants and agrees with the several Underwriters that (a) they will pay or cause to be paid all hereunder the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Shares for quotation on NASDAQ; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar, (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section and (ix) the fees of Fenwick & West LLP and Meitar Liquornik Geva & Leshem Brandwein, as legal counsel for the Selling Shareholders; and (b) such Selling Shareholder will pay or cause to be paid all other costs and expenses incident to the performance of such Selling Shareholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of separate counsel for such Selling Shareholder, (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder; and (iii) such Selling Shareholder shall pay its pro rata portion of the discounts and commissions payable to any Underwriter. In connection with clause (b)(ii) of the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and each Selling Shareholder agrees to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Shareholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b) Kirkland & Ellis LLP, United States counsel for the Underwriters, shall have furnished to you such written opinion reasonably acceptable to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c) Herzog Fox & Neeman, Israeli counsel for the Underwriters, shall have furnished to you such written opinion reasonably acceptable to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(d) Fenwick & West LLP, United States counsel for the Company, shall have furnished to you its written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) Each of Shopping.com, Inc. and Shopping.com (California), Inc. has been duly incorporated and are each validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such entity have been duly and validly authorized and issued, are fully paid and non-assessable, and are held of record by the Company.

(ii) To such counsel’s knowledge (without making any docket search or similar investigation) and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(iii) This Agreement has been duly authorized, executed and delivered by each of the Company, Shopping.com, Inc. and Shopping.com (California), Inc. Each of the Company, Shopping.com, Inc. and Shopping.com (California), Inc. haves the corporate power and authority to consummate the transactions contemplated by this agreement to be performed by it.

(iv) The issue and sale of the Shares being delivered at such Time of Delivery to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions provided for herein including the performance of obligations hereunder do not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in a lien, encumbrance or charge to the Company or any of its assets, property or subsidiaries, under the provisions of (a) the Memorandum of Association or Articles of Association of the Company, (b) the provisions of the Delaware Sub Charter, Delaware Sub Bylaws, California Sub Charter or California Sub Bylaws, (c) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement or identified to such counsel by the Company as material, which shall be listed in an exhibit to such opinion (the “Material Agreements”) pursuant to a certificate executed by an officer of the Company to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of Applicable Law or any judgment, order or decree of any court or arbitrator known to such counsel, except where such conflict, breach, violation or default would not have a Material Adverse Effect. For purposes of this opinion, the term “Applicable Law” means the federal laws of the United States, the General Corporation Law of the State of Delaware and the laws of the state of California, in each case that are normally applicable to transactions of the type provided for in the Agreement. In giving the opinion in this clause and in clauses (vi) and (ix) below, such counsel may state that it is assuming that any agreement to which such opinions relate are governed by California law, irrespective of any choice of law provision set forth in any such Agreement and that the choice of law provisions thereof will be given effect.

(v) No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under the bylaws, rules and regulations of the NASD or foreign or state securities (“Blue Sky”) laws in connection with the purchase and distribution of the Shares by the Underwriters. For purposes of this opinion, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of California or the United States of America.

(vi) To the knowledge of such counsel, none of the Company’s U.S. subsidiaries is in violation of its Certificate of Incorporation or By-laws and neither the Company nor any of its U.S. subsidiaries is in default in the performance or observance of any Material Agreement, except where such violation or breach would not have a Material Adverse Effect.

(vii) The statements set forth in the Prospectus under the captions “Material United States Income Tax Considerations” and “Shares Eligible For Future Sale”, insofar as they purport to describe the provisions of the laws referred to therein, are accurate and complete in all material respects.

(viii) The statements set forth in the Prospectus under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

(ix) Neither the Company nor any of its subsidiaries is, and immediately after giving effect to the offer and sale of the Shares, will not be an “investment company”, as such term is defined in the Investment Company Act.

(x) Based solely on verbal confirmation from the Commission, the Registration Statement has become effective under the Act. Any required filing of the Prospectus, and any supplement thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the knowledge of such counsel, based solely on verbal confirmation from the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or overtly threatened. The Registration Statement and the Prospectus (other than the financial statements and notes thereto and other financial and accounting information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder.

(xi) Counsel shall state its belief that the Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to, to the extent indicated, in the opinion in subsections (vii) and (viii) of this Section 7(d), no facts have come to the attention of such counsel that have caused such counsel to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related notes, schedules and financial data included therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date or the date of the opinion, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related notes, schedules and financial data included therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related notes, schedules and financial data included therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

(e) Meitar Liquornik Geva & Leshem Brandwein, Israeli counsel for the Company, shall have furnished to you its written opinions (a draft of such opinion is attached as Annex II(c) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation under the laws of the Israel, with full corporate power and authority to own the properties that it owns or lease the properties that it leases and conduct its business as described in the Prospectus.

(ii) The authorized share capital of the Company is as set forth in the Prospectus, and all of the issued share capital of the Company (including the Shares when delivered to, and paid for by, the Underwriters in accordance with the terms herein) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform to the description of the Ordinary Shares contained in the Prospectus in all material respects; the holders of outstanding Ordinary Shares are not entitled to preemptive or other rights to subscribe for any Shares; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert or exchange any obligation or securities for, shares or ownership interests in the Company are outstanding.

(iii) Any real property and buildings held under lease by the Company that are subject to leases governed by Israeli law and filed as exhibits to the Registration Statement are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

(iv) To such counsel’s knowledge, without having made any search of the public docket records of any court, governmental agency or body, or administrative agency, and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position shareholders’ equity or results of operations of the Company and its subsidiaries.

(v) This Agreement has been duly authorized, executed and delivered by the Company, and insofar as matters of Israeli law are concerned the Registration Statement has been duly authorized and executed by the Company.

(vi) No consent, approval, authorization, order, registration or qualification of or with any Israeli court or governmental agency or body is required to be obtained by the Company for the issue and sale of the Shares by the Company or the consummation of the transactions contemplated by this Agreement including the performance of the Company’s obligations hereunder, except for consents which have been obtained and filings with the Israeli Registrar of Companies which need not be made at or prior to the First Time of Delivery.

(vii) Except as set forth in the Prospectus (exclusive of any supplement thereto), no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(viii) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the State of Israel or to any political subdivision or taxing authority thereof or therein in connection with the sale or issuance of any Shares pursuant to this Agreement (assuming that the Underwriters do not maintain a Permanent Establishment in Israel), except for the Israeli stamp taxes applicable to the issuance of the Shares to be sold by the Company under this Agreement.

(ix) The statements set forth in the Prospectus under the captions “Description of Ordinary Shares”, “Management - Board of Directors and Other Corporate Governance Matters”, “Management - Approval of Related Party Transactions under Israeli Law”, “Israeli Taxation and Government Programs”, and “Enforceability of Civil Liabilities”, insofar as they purport to constitute a summary of the terms of the Ordinary Shares and insofar as they purport to describe the provisions of Israeli laws, rules or regulations (except that in each case such counsel need express no opinion as to the financial statements, schedules and other financial data included therein or excluded therefrom), have been reviewed by us and fairly and accurately describe the provisions purported to be summarized therein and documents referred to therein, are accurate, complete and fair.

(x) The Company has the power to submit, and has taken all necessary action to submit irrevocably, to the non-exclusive jurisdiction of the New York courts and to appoint irrevocably Shopping.com, Inc. as its authorized agent for the purpose described in Section 15 of this Agreement.

(xi) Under the laws of the State of Israel, (a) the submission by the Company to the jurisdiction of any federal or state court sitting in the county of New York, and (b) the designation of the law of the State of New York to apply to this Agreement and (c) the waiver of the defense of sovereign immunity are binding upon the Company and, if properly brought to the attention of the court or administrative body in accordance with the laws of the State of Israel, would be enforceable in any judicial or administrative proceeding in Israel, subject to the exercise of judicial discretion, provided that such submission is subject to: (a) as a general rule, the courts of the State of Israel will enforce a provision of a contract which states that the contract is to be governed by foreign law, provided that a reasonable nexus exists between such foreign law and the transactions contemplated by such contract; (b) notwithstanding a contractual choice of law, however, an Israeli court may refuse to apply the law of a foreign jurisdiction if such application would generate a result deemed by such court to be incompatible with the public policy of the State of Israel; (c) in addition, certain laws of the State of Israel may be deemed to apply to transactions conducted within or related to the State of Israel, even if such laws contradict the law governing the contracts related to such transactions; (d) the means of application of foreign law by an Israeli court is to require the adjudicating parties to deliver opinions from legal experts as to the proper application of such foreign law. Subject to certain time limitations, Israeli courts are empowered to enforce foreign final executory judgment for liquidated amounts in civil matters, obtained after completion of process before a court of competent jurisdiction which recognized similar Israeli judgments, provided such judgments or the enforcement thereof are not contrary to Israeli law, public policy or security; the enforcement of judgments is conditional upon: (a) adequate service of process being effected and the defendant having had a reasonable opportunity to be heard; (b) such judgment having been obtained before a court of competent jurisdiction according to the rules of private international law prevailing in Israel; (c) such judgment not being in conflict with another valid judgment in the same matter between the same parties; (d) such judgment not having been obtained by fraudulent means; and (e) an action between the same parties in the same matter not pending in any Israeli court at the time the lawsuit is instituted in the foreign court.

(xii) All dividends and other distributions declared and payable in New Israeli Shekels on the shares of capital stock of the Company may, under the current laws and regulations of the State of Israel, be converted into foreign currency that may be freely transferred out of Israel, and, except as otherwise described in the Prospectus, all such dividends and other distributions will not be subject to withholding or other taxes or deductions under the laws and regulations of the State of Israel without the necessity of obtaining any Governmental Authorization in Israel.

(xiii) The issue and sale of the Shares being delivered at such Time of Delivery to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in a lien, encumbrance or charge to the Company or any of its assets, property or subsidiaries, under the provisions of the Memorandum of Association or Articles of Association of the Company, or any agreement or other instrument listed on an exhibit to such opinion, nor will such action result in any violation of any Israeli statute or any order, rule or regulation known to such counsel of any Israeli court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its properties or operations.

(xiv) All corporate action to be taken by the Company, including without limitation, amending the Company’s articles of association as in effect prior to the effective time of the Registration Statement, necessary for the Selling Shareholders to have full right, power and authority to enter into this Agreement, the Power of Attorney, and the Lock-Up Agreement and to consummate the transactions herein contemplated and perform their obligations hereunder and thereunder, have been properly taken. The Articles of Association are the articles of association of the Company.

(xv) Although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (ix) of this Section 7(e), such counsel has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements, schedules and other financial data, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements, schedules and financial data, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements, schedules and other financial data, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

(f) Kanter Jules, United Kingdom counsel for the Company, shall have furnished to you its written opinions (a draft of such opinion is attached as Annex II(d) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) Shopping.com UK Ltd. (formerly DealTime (UK) Limited) (“Shopping.com UK”) is duly incorporated and is validly existing as a body corporate under the laws of England and Wales; the authorized share capital of Shopping.com UK is £1,000 divided into 1,000 ordinary shares of £1.00 each two of which have been issued fully paid and are registered in the name of Dealtime.Com Europe BV; and accordingly Dealtime.Com Europe BV is the legal owner of the whole of the issued share capital of Shopping.com UK.

(ii) Such counsel are not acting on behalf of the Shopping.com UK in connection with any legal or governmental proceedings pending to which Shopping.com UK is a party or of which any property of Shopping.com UK is the subject which, if determined adversely to Shopping.com UK, would have a material adverse effect on the current or future consolidated financial position of the Company or any subsidiary or the results of operations of the Company or any subsidiary and we have not been notified that any such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(iii) The issue and sale of shares in the Company will not result in a breach of any of the terms or provisions of, or constitute a default under, any of the contracts entered into by Shopping.com UK, nor will such action result in any breach of the provisions of the Certificate of Incorporation or Memorandum and Articles of Association of Shopping.com UK or any statute nor have we received notice of any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Shopping.com UK or any of its property which would so conflict, or result in a such a breach or violation.

(iv) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement.

(g) Brada Kuttner, Dutch counsel for the Company, shall have furnished to you its written opinions (a draft of such opinion is attached as Annex II(e) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) DealTime (Europe) B.V. has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of such entity have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors’ qualifying shares) are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates).

(ii) To the best of such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position shareholders’ equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(iii) The issue and sale of the Shares being delivered at such Time of Delivery to be sold by the Company and the compliance by DealTime (Europe) B.V. with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

(iv) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for performance by the Company of its obligations hereunder nor will the performance by the Company of its obligations hereunder contravene Netherlands law.

(h) The respective Israeli counsel for each of the Selling Shareholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Shareholders for whom they are acting as counsel (a draft of each such opinion is attached as Annex II(e) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) The execution and delivery by such Selling Shareholder of, and the performance of its obligations under, this Agreement will not contravene any provision of Israeli law, and no filing, consent, approval, authorization or order of any court or governmental agency or body under the laws of the State of Israel is required for the consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Shareholder hereunder, except such approvals (specified in such opinion) as have been obtained.

(ii) Upon payment for the Shares to be sold by such Selling Shareholder to each of the several Underwriters as provided for herein and the recordation of such transfer in the Company’s share registry at the relevant Time of Delivery in the name of the Underwriters or in the name of Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) on behalf of the Underwriters (assuming DTC or such Underwriter acquires such Shares in good faith and without notice of adverse claim to such Shares or any security entitlement in respect thereof), the Selling Shareholders’ title to such Shares, including, without limitation, record ownership (based solely on review of the Company’s share registry), will be transferred to each of the several Underwriters or such other nominee on their behalf, free and clear of any adverse claim.

In rendering the opinion in paragraph (iv), such counsel may rely upon a certificate of such Selling Shareholder in respect of matters of fact as to ownership of, and liens, encumbrances, equities or claims on, the Shares sold by such Selling Shareholder, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificate.

(i) The respective United States counsel for each of the Selling Shareholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Shareholders for whom they are acting as counsel (a draft of each such opinion is attached as Annex II(f) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) The Power of Attorney, the Custody Agreement and the Election to Sell have been duly executed and delivered by, and the Underwriting Agreement has been duly executed and delivered on behalf of, such Selling Shareholder and the Power of Attorney constitutes a valid and binding agreement of such Selling Shareholder in accordance with its terms.

(ii) The execution and delivery by such Selling Shareholder of, and the performance of its obligations under, this Agreement, the Power of Attorney, the Custody Agreement and the Election to Sell will not contravene any provision of the Act, and no filing, consent, approval, authorization or order of, or qualification with, the U.S. Securities Exchange Commission is required for the performance by such Selling Shareholder of its obligations under this Agreement.

(iii) To such counsel’s knowledge, the execution and delivery by such Selling Shareholder of, and the performance of its obligations under, this Agreement will not contravene any provision of U.S. federal law (other than the Act), and no filing, consent, approval, authorization or order of, or qualification with, any governmental body or agency under U.S. federal law (other than the Act) is required for the performance by such Selling Shareholder of its obligations under this Agreement, except as may be required by the Blue Sky laws of the various states in connection with the offer and sale of Shares by the Selling Shareholder and the distribution of such Shares by the Underwriters.

(iv) Upon payment for the Shares to be sold by such Selling Shareholder to each of the several Underwriters as provided in the Underwriting Agreement, the registration of such Shares in the Company’s share registry in the name of Cede or such other nominee as may be designated by DTC and the crediting of such Shares on the records of DTC to security accounts of such Underwriter (assuming that neither DTC nor such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) to such Shares or any security entitlement in respect thereof), (A) under Section 8-501 of the UCC, such Underwriter will acquire a security entitlement in respect of such Shares and (B) to the extent governed by Article 8 of the UCC, no action based on any “adverse claim” (as defined in Section 8-102(a)(1) of the UCC) to such Shares may be asserted against such Underwriter; it being understood that for purposes of this opinion, we have assumed that when such payment, registration and crediting occur, (a) the Shares are uncertificated securities within the meaning of

Section 8 -102(a)(18) of the UCC and (b) when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its Articles of Association, Memorandum of Association or other applicable constitutive documents and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102(a)(5) of the UCC and (z) appropriate entries to the securities account or accounts of such Underwriter on the records of DTC will have been made pursuant to the UCC.

In rendering the opinions above, such counsel may rely upon certificates of such Selling Shareholders with respect to matters of fact as to ownership of, and claims on, the Shares sold by such Selling Shareholder and such other factual matters as may be necessary to render the opinions above.

(j) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, each of PricewaterhouseCoopers LLP, Kesselman & Kesselman - PricewaterhouseCoopers Israel and Ernst & Young Israel shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto with respect to each of PricewaterhouseCoopers LLP and Kesselman & Kesselman - PricewaterhouseCoopers Israel(the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto).

(k) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

(l) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities, if any, by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of

Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating, if any, of any of the Company’s debt securities.

(m) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either United States Federal, Israeli, New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, Israel or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

(n) The Shares at such Time of Delivery shall have been duly listed for quotation on NASDAQ.

(o) The Company has obtained and delivered to the Underwriters executed copies of a Lock-Up Agreement from each of the selling Shareholders, officers and directors and other individuals and entities set forth on Annex III hereto.

(p) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement.

(q) The Company and the Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Shareholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (k) of this Section.

8. (a) Each of the Company, Shopping.com, Inc. and Shopping.com (California), Inc., jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Selling Shareholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

(b) Each of the Selling Shareholders, severally and not jointly, except that with respect to the provisions of this subsection (b), Selling Shareholders that are affiliates of other Selling Shareholders, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein, provided, further, however, the liability of such Selling Shareholder under the provisions contained in this Section 8 shall be limited to an amount equal to the net proceeds received by such Selling Shareholder from the Underwriters in the offering.

(c) Each Underwriter will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Each of the Company, Shopping.com, Inc. and Shopping.com (California), Inc., jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the validity, binding nature or irrevocability of any Power of Attorney, including, without limitation, any actual or alleged revocation, attempted revocation or threatened revocation, whether actual or constructive, in full or in part, of any Power of Attorney, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred.

(e) Promptly after receipt by an indemnified party under subsection (a), (b) (c) or (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(f) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (e) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint.

(g) The obligations of the Company and the Selling Shareholders under this Section 8 shall be in addition to any liability which the Company and the respective Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Shareholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Shareholders shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling

Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to issue and sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Shareholders, except for the expenses to be borne by the Company and the Selling Shareholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the Shares.

11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered (i) by or on behalf of the Company, the Company will reimburse the Underwriters for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for and in consummating the purchase, sale and delivery of such Shares hereunder, or (ii) by or on behalf of andy Selling Shareholder, each of the Company and such Selling Shareholder will reimburse the Underwriters for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for and in consummating the purchase, sale and delivery of such Shares hereunder, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives; and in all dealings with any Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by any or all of the Attorneys-in-Fact for such Selling Shareholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; if to any Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Shareholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholders by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, Shopping.com, Inc. and Shopping.com (California), Inc. and the Selling Shareholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase. Each of the Company, Shopping.com, Inc. and Shopping.com (California), Inc. shall be jointly and severally liable for the obligations of the Company hereunder.

14. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company, Shopping.com, Inc. and Shopping.com (California), Inc. or any Selling Shareholder brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company, Shopping.com, Inc. and Shopping.com (California), Inc. and each Selling Shareholder irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York court. Each of the Company, Shopping.com, Inc. and Shopping.com (California), Inc. and the Selling Shareholders has appointed Shopping.com, Inc., New York, New York, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. Each of the Company, Shopping.com, Inc. and Shopping.com (California), Inc. represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company and the Selling Shareholders as the case may be. By executing this Agreement. Shopping.com, Inc. agrees to act as Authorized Agent as contemplated herein.

16. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company and the Selling Shareholders, as the case may be, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholders and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

19. The Company, Shopping.com, Inc. and Shopping.com (California), Inc. and the Selling Shareholders are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel and the Custodian, if any, counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, Shopping.com, Inc. and Shopping.com (California), Inc. and each of the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,

Shopping.com Ltd.

By:
Name:
Title:

Shopping.com, Inc.

By:
Name:
Title:

Shopping.com (California, Inc.)

By:
Name:
Title:

[Names of Selling Shareholders]

By:
Name:
Title:
As Attorney-in-Fact acting on behalf of each of the Selling Shareholders named in Schedule II to this Agreement.

Accepted as of the date hereof

Goldman, Sachs & Co.
Credit Suisse First Boston LLC
Deutsche Bank Securities, Inc.
Piper Jaffray & Co.

By:
(Goldman, Sachs & Co.)

[Name(s) of Co-Representative Corporation(s)]

By:
Name:
Title:
On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co.
Credit Suisse First Boston LLC
Deutsche Bank Securities, Inc.
Piper Jaffray & Co

Total

SCHEDULE II
Total Number of Firm Shares to be Sold
The Company.
The Selling Shareholders (a):
America Online, Inc.
TWI DealTime Holdings Inc.
UBS Capital (Jersey) Ltd.
Advanta Partners LP
Hollinger Capital LLC
Anthelion Capital II L.P.
Nahum Sharfman
Clal Electronics Industries Ltd.
Axiom Venture Partners II, L.P.
Michiel Kotting
Murthy V. Nukala
Amir Ashkenazi
Daniel T. Ciporin
Banc of America Corporation

Total	6,871,160

(a)	These Selling Shareholders are represented by Fenwick & West LLP and Meitar Liquornik Geva & Leshem Brandwein and each has appointed Daniel T. Ciporin and Ezra Katzen, and each of them, as the Attorneys-in-Fact for such Selling Shareholder.

SCHEDULE III

Including the persons set forth as Selling Shareholders in Schedule II to this Agreement, the following persons have entered into a lock-up agreement by and between such Selling Shareholder and the Underwriters.

Advanta Partners, L.P.

America Online, Inc.

Anthelion Capital II, L.P.

August Capital II, L.P.

Axiom Venture Partners II LP

Bain Capital Integral Investors LLC

Bank of America Corporation

Benchmark Capital Partners III, L.P.

Benchmark Capital Partners IV, L.P.

Bertelsmann DealTime Holding B.V.

Bertelsmann Nederland B.V.

Bertelsmann Ventures II, L.P.

BV Capital Fund II, L.P.

BV Capital GmbH & Co. Beteiligungs-KG No. 1

Ciporin, Laura

Clal Electronics Industries Ltd.

D&DF WaterView Partners L.P.

Dell USA, L.P., a wholly owned sub of Dell Computer Corp.

Fanlo, Elizabeth

Finkle, Jeffrey

Goldman, Sachs & Co. Verwaltungs GmbH

Granite Capital Opportunity Fund I, LP

Granite Capital Opportunity Fund II, LP

Granite Capital, LP

GS Capital Partners III Offshore L.P.

GS Capital Partners III, L.P.

Hollinger Capital LLC

Israel Infinity Venture Capital Fund (Cayman I) LP

Israel Infinity Venture Capital Fund (Cayman II) LP

Israel Infinity Venture Capital Fund (Delaware) LP

Israel Infinity Venture Capital Fund (Israel) LP

Israel Seed II L.P.

Israel Seed IV L.P.

Kotting, Michiel

Machefsky, Ira

Nukala, Murthy

Odeon Capital Foreign Partners Ltd.

Odeon Capital Partners, L.P.

Sharfman, Nahum

Smith, Matthew

Stone Street Fund 1999, L.P.

TWI — DealTime Holdings Inc.

UBS Capital Jersey Ltd.

Unicycle Trading Company L.P.

WaterView Partners LP

Ashkenazi, Amir

Ciara Fanlo Trust

Ciporin, Daniel T.

Colette Minnock 2004 Retained Annuity Trust

Conor Fanlo Trust

Daniel T. Ciporin Irrevocable Trust FBO Charles L. Ciporin

Daniel T. Ciporin Irrevocable Trust FBO Peter B. Ciporin

Epstein, David

Fanlo, Ignacio

Ignacio J. Fanlo 2004 Irrevocable Trust

Ignacio J. Fanlo Family Trust

Leary, Sarah C.

Santora, Greg

Tolia, Nirav N.

ANNEX I

Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

(i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

(ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representatives of the Underwriters (the “Representatives”);

(iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

(iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company’s Annual Reports on Form 10-K for such fiscal years;

(v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

(vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

(B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

(C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

(D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the

Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

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